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                                                                 EXHIBIT 22

                                                                PAGE 1 OF 3

                         HOST MARRIOTT CORPORATION
                               SUBSIDIARIES

             1) Beachfront Properties, Inc.

             2) CBM One Corporation

             3) CBM Two Corporation

             4) Cincinnati Terminal Services, Inc.

             5) Cleveland Airport Service, Inc.

             6) Deerfield Capital Trust

             7) Farrell's Ice Cream Parlour Restaurants, Inc.

             8) G.L. Insurance Corporation

             9) Gladieux Corporation

            10) HMC Acquisition Properties, Inc.

            11) HMC Acquisitions, Inc.

            12) HMC Eastside Financial Corporation

            13) HMC Eastside, Inc.

            14) HMC GP Holdings, Inc.

            15) HMC Leisure Park Corporation

            16) HMC Retirement Properties, Inc.

            17) HMC SFO, Inc.

            18) HMC Ventures, Inc.

            19) HMC Ventures One, Inc.

            20) HMC Ventures Two, Inc.

            21) HMH Courtyard Properties, Inc.

            22) HMH Holdings, Inc.

            23) HMH Pentagon Corporation

            24) HMH Properties, Inc.

            25) HMH Westport Corporation

            26) Host Airport Hotels, Inc.
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            27) Host Gifts, Inc.

            28) Host International, Inc.

            29) Host International of Canada

            30) Host International, Inc. of Kansas

            31) Host International, Inc. of Maryland

            32) Host Investment, Inc.

            33) Host La Jolla, Inc.

            34) Host Marriott BCH Hotel Corporation

            35) Host Marriott GTN Corporation

            36) Host Marriott Hospitality, Inc.

            37) Host Marriott Travel Plazas, Inc.

            38) Host Services of New York, Inc.

            39) Host Services, Inc.

            40) Hot Shoppes, Inc.

            41) Hotel Management of Tucson, Inc

            42) Hotel Properties Management, Inc.

            43) Interdistributing Corporation

            44) Las Vegas Terminal Restaurants, Inc.

            45) MOHS Corporation

            46) Marriott Airport Terminal Services, Inc.

            47) Marriott Argentine Airline Catering, Inc.

            48) Marriott Barbados Limited

            49) Marriott Condominium Development Corporation

            50) Marriott Desert Springs Corporation

            51) Marriott FIBM One Corporation

            52) Marriott Family Restaurants, Inc.

            53) Marriott Family Restaurants, Inc. of Illinois

            54) Marriott Family Restaurants, Inc. of Vermont

            55) Marriott Family Restaurants, Inc. of Wisconsin
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            56) Marriott Financial Services, Inc.

            57) Marriott Hanover Hotel Corporation

            58) Marriott MDAH One Corporation

            59) Marriott MHP Two Corporation

            60) Marriott Marquis Corporation

            61) Marriott PLP Corporation

            62) Marriott Park Ridge Corporation

            63) Marriott Properties, Inc.

            64) Marriott RIBM Three Corporation

            65) Marriott RIBM Two Corporation

            66) Marriott Realty Sales, Inc.

            67) Marriott SBM One Corporation

            68) Marriott SBM Two Corporation

            69) Marriott YBG Corporation

            70) Marriott's Bickford's Family Fare, Inc.

            71) Marriott/Portman Finance Corporation (non-consolidated)

            72) Michigan Host, Inc.

            73) Montana Food and Beverage Services, Inc.

            74) Philadelphia Airport Hotel Corporation

            75) Philadelphia Market Street Hotel Corporation

            76) RIBM One Corporation

            77) S.D. Hotels, Inc.

            78) SFM Finance Corporation

            79) Saga Property Leasing Corporation

            80) Saga Restaurants, Inc.

            81) Sparky's Virgin Islands, Inc.

            82) Straw Hat Franchising Company, Inc.

            83) Sunshine Parkway Restaurants, Inc.

            84) The Gift Collection, Inc.

            85) Turnpike Restaurants, Inc.

            86) Willmar Distributors, Inc.